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                                                                    EXHIBIT (24)
                                PHH CORPORATION
                               POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, as of this 10th day of April, 1995, that the undersigned directors and officers of 11333 McCormick Road, Hunt Valley, Maryland 21031 (the "Corporation"), hereby constitute and appoint Robert D. Kunisch, Eugene A. Arbaugh, Samuel H. Wright and Gordon W. Priest, Jr., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power of substitution and with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned as director and/or officer of the Corporation and Corporation's annual report on Form 10-K for the fiscal year ended April 30, 1995, filed pursuant to Section 13 under the Securities Exchange Act of 1934 with the Securities and Exchange Commission, Washington, D.C., or any registration or filing with any state or local jurisdiction within the United States or any foreign jurisdiction, and any exhibits, amendments, or supplemental submissions to such SEC or state, local, or foreign registration of filing (including post-effective amendments), hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

JAMES S. BEARD                                Director
James S. Beard

ANDREW F. BRIMMER                             Director
Andrew F. Brimmer

GEORGE L. BUNTING, JR.                        Director
George L. Bunting, Jr.

ALAN P. HOBLITZELL, JR.                       Director
Alan P. Hoblitzell, Jr.

PAUL X. KELLEY                                Director
Paul X. Kelley

L. PATTON KLINE                               Director
L. Patton Kline

FRANCIS P. LUCIER                             Director
Francis P. Lucier

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KENT C. NELSON                                Director
Kent C. Nelson

DONALD J. SHEPARD                             Director
Donald J. Shepard

ALEXANDER B. TROWBRIDGE                       Director
Alexander B. Trowbridge

ROBERT D. KUNISCH                             Director, Chairman
                                                of the Board, President &
Robert D. Kunisch                               Chief Executive Officer

ROY A. MEIERHENRY                             Senior Vice President &
Roy A. Meierhenry                               Chief Financial Officer

NAN A. GRANT                                  Controller
Nan A. Grant